Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis – May 2013

Series	2003-4
Deal Size	$725MM
Expected Maturity	10/15/2013

Yield	18.42%
Less: Coupon	0.56%
Servicing Fee	1.25%
Net Credit Losses	2.51%
Excess Spread :
May-13	14.10%
April-13	11.87%
March-13	12.93%
Three Month Average Excess Spread	12.97%

Delinquency:
30 to 59 Days	0.41%
60 to 89 Days	0.31%
90+ Days	0.74%
Total	1.46%

Principal Payment Rate	25.73%

Note :	The Controlled Accumulation period for Series 2003-4 commenced at the close of business on March 31, 2013. The performance statistics for Series 2003-4 reflect the impact of principal accumulation.